Exhibit 99

                          CEO and CFO Certification



     In accordance with Section 906 of the Sarbanes-Oxley Act, the undersigned officers of Atlantic Tele-Network, Inc. (the "Company") hereby certify that the 10-Q Report of the Company being filed today with the SEC fully complies with the requirements with Section 13(a) of the Securities Exchange Act and that the information contained in said report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                           Atlantic Tele-Network, Inc.


 Date: November 13, 2002          /s/  Cornelius B. Prior, Jr.

                                  Cornelius B. Prior, Jr.
                                  Chief Executive Officer and Chairman
                                  of the Board




 Date: November 13, 2002          /s/  Steven M. Ross
 -----------------------          ---  --------------
                                   Steven M. Ross
                                   Chief Accounting Officer, Treasurer
                                   and Acting Chief Financial Officer